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                                                                    Exhibit 99.1

                            Certification Pursuant To
                             18 U.S.C. Section 1350
                             As Adopted Pursuant To
                  Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Occupational Health + Rehabilitation Inc (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. Garbarino, Chief Executive Officer of the Company, and I, Keith G. Frey, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
(S)1350, as adopted pursuant to (S)906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

       (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John C. Garbarino                                 /s/ Keith G. Frey
John C. Garbarino                                     Keith G. Frey
Chief Executive Officer                               Chief Financial Officer

May 14, 2003                                          May 14, 2003

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